EXHIBIT 1.2

                                15,000,000 SHARES

                                    DQE, INC.

                                  COMMON STOCK

                             UNDERWRITING AGREEMENT

                                                                  June 20, 2002
LEHMAN BROTHERS INC .
As Representative of the several
  Underwriters named in Schedule 1,
 c/o Lehman Brothers Inc.
745 Seventh Avenue
New York, New York  10019

Dear Sirs:

         DQE, Inc., a Pennsylvania corporation (the "COMPANY"), proposes to sell 15,000,000 shares (the "FIRM STOCK") of the Company's Common Stock, no par value (the "COMMON STOCK"). It is understood that, subject to the conditions hereinafter stated, the Firm Stock will be sold to the several Underwriters named in Schedule 1 hereto (the "UNDERWRITERS"). Lehman Brothers Inc., shall act as representative (the "REPRESENTATIVE") of the several Underwriters. In addition, the Company proposes to grant to the Underwriters an option to purchase up to an additional 2,250,000 shares of the Common Stock on the terms and for the purposes set forth in Section 2 (the "OPTION STOCK"). The Firm Stock and the Option Stock, if purchased, are hereinafter collectively called the "STOCK." This is to confirm the agreement concerning the purchase of the Stock from the Company by the Underwriters.

     Section 1. Representations, Warranties and Agreements of the Company. The Company represents, warrants and agrees that:

         (a) A registration statement on Form S-3 (File No. 333-85612), including a prospectus, with respect to the Stock has (i) been prepared by the Company in conformity with the requirements of the Securities Act of 1933, as amended (the "SECURITIES ACT"), and the rules and regulations (the "RULES AND REGULATIONS") of the Securities and Exchange Commission (the "COMMISSION") thereunder, (ii) been filed with the Commission under the Securities Act and
(iii) become effective under the Securities Act. Copies of such registration statement have been delivered by the Company to you. As used in this Agreement, "EFFECTIVE TIME" means the date and the time as of which such registration statement, or the most recent post-effective amendment thereto, if any, was declared effective by the Commission; "EFFECTIVE DATE" means the date of the Effective Time; "REGISTRATION STATEMENT" means such registration statement, as amended at the Effective Time, including all documents filed as a part thereof (including any documents incorporated by reference or deemed to be incorporated by reference therein) including all information contained in the final prospectus filed with the Commission pursuant to Rule 424(b) of the Rules and Regulations in accordance with Section 5(a) hereof; "BASE PROSPECTUS" means the



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prospectus (including any documents incorporated by reference or deemed to be incorporated by reference therein) included in such Registration Statement; "PRELIMINARY PROSPECTUS" means any preliminary form of the Prospectus (as defined herein) specifically relating to the Stock, in the form first filed with the Commission pursuant to Rule 424(b) of the Rules and Regulations; and "PROSPECTUS" means the Base Prospectus, together with any prospectus supplement thereto in the form first used to confirm sales of Stock and filed pursuant to Rule 424(b) of the Rules and Regulations. If the Company has filed an abbreviated registration statement to register additional shares of Common Stock pursuant to Rule 462(b) under the Securities Act (the "RULE 462 REGISTRATION STATEMENT"), then any reference herein to the term "REGISTRATION STATEMENT" shall be deemed to include such Rule 462 Registration Statement. The Commission has not issued any order preventing or suspending the use of any Preliminary Prospectus.

         (b) The conditions for the use of Form S-3, as set forth in the General Instructions thereto, have been satisfied; the Company has timely and properly filed with the Commission all reports and other documents required to have been filed by it with the Commission pursuant to the Securities Exchange Act of 1934, as amended, and the Rules and Regulations thereunder (the "EXCHANGE ACT"); and such reports and other documents comply in all material respects with the requirements of the Exchange Act.

         (c) The Company has filed in a timely manner all reports required to be filed pursuant to sections 13, 14, 15(d) of the Exchange Act during the thirty-six calendar months immediately preceding the initial filing of the Registration Statement and if during such period the Company has relied on Rule 12b-25(b) under the Exchange Act ("RULE 12B-25(B)") with respect to a report or a portion of a report, that report or portion of a report has actually been filed within the time period prescribed by Rule 12b-25(b).

         (d) The Registration Statement conforms, and the Prospectus and any further amendments or supplements to the Registration Statement or the Prospectus will, when they become effective or are filed with the Commission, as the case may be, conform in all material respects to the requirements of the Securities Act and the Rules and Regulations and do not and will not, as of the applicable Effective Date (as to the Registration Statement and any amendment thereto) and as of the applicable Delivery Date (as to the Prospectus and any amendment or supplement thereto), contain an untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein not misleading; provided that no representation or warranty is made as to information contained in or omitted from the Registration Statement or the Prospectus in reliance upon and in conformity with written information furnished to the Company through the Representative by or on behalf of any Underwriter specifically for inclusion therein.



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         (e) the Prospectus in paper format delivered to the Underwriter for use in connection with this offering will be identical in all material respects to the version of the Prospectus created to be transmitted to the Commission for filing via the Electronic Data Gathering Analysis and Retrieval System, except to the extent permitted by Regulation S-T.

         (f) Except for the registration of the Stock under the Securities Act and such consents, approvals, authorizations, registrations or qualifications as may be required under the Exchange Act, applicable state securities laws or the National Association of Securities Dealers, Inc. in connection with the purchase and distribution of the Stock by the Underwriters, no consent, approval, authorization or order of, or filing or registration with, any such court or governmental agency or body is required for the execution, delivery and performance by the Company of this Agreement or any of the other documents to be entered into in connection with the consummation by the Company of the transactions contemplated hereby.

         (g) The Company and each of its Material Subsidiaries (as defined in Section 16) have been duly incorporated or, in the case of DQE Energy Services, LLC, formed as a limited liability company, and are validly existing as corporations or a limited liability company, as the case may be, in good standing under the laws of their respective jurisdictions of incorporation or formation, are duly qualified to do business and are in good standing as foreign corporations or in the case of DQE Energy Services, LLC, a foreign limited liability company, in each jurisdiction in which their respective ownership or lease of property or the conduct of their respective businesses requires such qualification, except where the failure to so qualify or be in good standing would not have a material adverse effect on the business, properties or condition (financial or other) of the Company and its subsidiaries, taken as a whole. The Company and its Material Subsidiaries have all corporate or limited liability company power and authority necessary to own or hold their respective properties and to conduct the businesses in which they are engaged; and none of the subsidiaries of the Company other than the Material Subsidiaries is a "significant subsidiary", as such term is defined in Rule 405 of the Rules and Regulations.

         (h) The Company has an authorized capitalization as set forth in the Prospectus, all of the issued shares of capital stock of the Company have been duly and validly authorized and issued, and are fully paid and non-assessable and the Company's capital stock conforms to the description thereof contained in the Prospectus; and all of the issued shares of common stock of each Material Subsidiary (other than DQE Energy Services, LLC) have been duly and validly authorized and issued, and are fully paid and non-assessable and are owned directly or indirectly by the Company, free and clear of all liens, encumbrances, equities or claims, and the membership interests of DQE Energy Services, LLC have been duly and validly authorized and issued and are owned directly or indirectly by the Company, free and clear of all liens, encumbrances, equities or claims.



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         (i) The shares of the Stock to be issued and sold by the Company to the
Underwriters hereunder have been duly and validly authorized and, when issued and delivered against payment therefor in accordance with this Agreement, will be duly and validly issued, fully paid and non-assessable; and the Stock will conform to the description thereof contained in the Prospectus.

         (j) This Agreement has been duly authorized, executed and delivered by the Company.

         (k) The execution, delivery and performance by the Company of this Agreement and each of the other documents to be entered into by the Company in connection with the consummation of the transactions contemplated hereby will not conflict with or result in a breach or violation of any of the terms or provisions of, or constitute a default under, any indenture, mortgage, deed of trust, loan agreement or other agreement or instrument to which the Company or any of its subsidiaries is a party or by which the Company or any of its subsidiaries is bound or to which any of the property or assets of the Company or any of its subsidiaries is subject, nor will such actions result in any violation of the provisions of the charter or by-laws of the Company or any of its subsidiaries or any statute or any order, rule or regulation of any court or governmental body having jurisdiction over the Company or any of its subsidiaries or any of their properties or assets.

         (l) Except as described in the Prospectus, there are no contracts, agreements or understandings between the Company and any person granting such person the right to require the Company to file a registration statement under the Securities Act with respect to any securities of the Company owned or to be owned by such person or to require the Company to include such securities in the securities registered pursuant to the Registration Statement or in any securities being registered pursuant to any other registration statement filed by the Company under the Securities Act.

         (m) The Company has not sold or issued any shares of Common Stock during the six-month period preceding the date of the Prospectus pursuant to Rule 144A under, or Regulations D or S of, the Securities Act.

         (n) Neither the Company nor any of its subsidiaries has sustained, since the date of the latest audited financial statements included in the Prospectus, any loss or interference with its business from fire, explosion, flood or other calamity, whether or not covered by insurance, or from any labor dispute or court or governmental action, order or decree, which is material to the Company and its subsidiaries taken as a whole, otherwise than as set forth in or contemplated by the Prospectus; and, since such date, and except as set forth in the Prospectus, there has not been (i) any material change in the capital stock of the Company or (ii) any change in the long-term debt of the Company or any of its subsidiaries or any adverse change, or any development reasonably likely to result in an adverse change, in or affecting the business, properties or condition (financial or other) of the Company and its subsidiaries


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which, in the case of any change contemplated in this clause (ii) is material to the Company and its subsidiaries taken as a whole.

         (o) The financial statements (including the related notes and supporting schedules) filed as part of the Registration Statement or included in the Prospectus present fairly the financial condition and results of operations of the entities purported to be shown thereby, at the dates and for the periods indicated, and have been prepared in conformity with generally accepted accounting principles applied on a consistent basis throughout the periods involved.

         (p) Deloitte & Touche LLP, who have certified certain financial statements of the Company, whose report is contained in the Prospectus and who have delivered the initial letter referred to in Section 7(f) hereof, are independent public accountants as required by the Securities Act and the Rules and Regulations.

         (q) Except as described in or contemplated by the Prospectus, or except to the extent as would not reasonably be expected to have a material adverse effect on the business, properties, or condition (financial or other) of the Company and its subsidiaries, taken as a whole, each of the Company, Duquesne Light Company and AquaSource, Inc. have good and sufficient title to all real property and good and sufficient title to all personal property owned by them, in each case free and clear of all liens, encumbrances and defects, except for such liens, encumbrances and defects as do not interfere with the use made and proposed to be made of such property by the Company, Duquesne Light Company, or AquaSource, Inc. as the case may be and all assets held under lease by the Company, Duquesne Light Company and AquaSource, Inc. are held by them under valid, subsisting and enforceable leases.

         (r) The Company and each of its Material Subsidiaries carry, or are covered by, insurance in such amounts and covering such risks as is adequate for the conduct of their respective businesses and the value of their respective properties and as is customary for companies engaged in similar businesses in similar industries.

         (s) Except as disclosed in or contemplated by the Prospectus, there are no legal or governmental proceedings pending to which the Company or any of its subsidiaries is a party or of which any property or assets of the Company or any of its subsidiaries is the subject which, if determined adversely to the Company or any of its subsidiaries, would reasonably be expected to have an adverse effect on the business, properties or condition (financial or other) of the Company and its subsidiaries taken as a whole; and to the best of the Company's knowledge, no such proceedings are threatened or contemplated by governmental authorities or threatened by others.

         (t) There are no contracts or other documents which are required to be described in the Prospectus or filed as exhibits to the Registration Statement by the Securities Act or by the Rules and Regulations which have not been described in the Prospectus or filed as exhibits to the Registration Statement.



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         (u) No relationship, direct or indirect, exists between or among the
Company on the one hand, and the directors, officers, stockholders, customers or suppliers of the Company on the other hand, which is required to be described in the Prospectus which is not so described.

         (v) The Company is in compliance in all material respects with all presently applicable provisions of the Employee Retirement Income Security Act of 1974, as amended, including the regulations and published interpretations thereunder ("ERISA"); no "REPORTABLE EVENT" (as defined in ERISA) has occurred with respect to any "PENSION PLAN" (as defined in ERISA) which the Company maintains or sponsors, and to the best of the Company's knowledge, no "reportable event" has occurred with respect to any other "pension plan" for which the Company may have any liability; the Company has not incurred and does not expect to incur liability under (i) Title IV of ERISA with respect to termination of, or withdrawal from, any "PENSION PLAN" or (ii) Sections 412 or 4971 of the Internal Revenue Code of 1986, as amended, including the regulations and published interpretations thereunder (the "CODE"); and each "PENSION PLAN" which the Company maintains or sponsors is qualified under Section 401(a) of the Code and to the best of the Company's knowledge, any other "pension plan" for which the Company would have liability is so qualified, and the Company knows of nothing which would cause the loss of such qualification.

         (w) The Company has filed all federal, state and local income and franchise tax returns required to be filed through the date hereof and has paid all taxes shown as due thereon, and except as disclosed in or contemplated by the Prospectus, no tax deficiency has been determined adversely to the Company or any of its subsidiaries which has had (nor does the Company have any knowledge of any tax deficiency which, if determined adversely to the Company or any of its subsidiaries, might have) a material adverse effect on the business, properties or condition (financial or other) of the Company and its subsidiaries, taken as a whole.

         (x) Since the date as of which information is given in the Prospectus through the date hereof, and except as may otherwise be disclosed in or contemplated by the Prospectus, the Company has not (i) issued or granted any securities except Common Stock pursuant to employee benefit plans, employee and executive compensation plans and the dividend reinvestment and stock purchase plan, (ii) incurred any liability or obligation, direct or contingent, other than liabilities and obligations which (A) were incurred in the ordinary course of business, or (B) are not, individually or in the aggregate, material to the Company and its subsidiaries taken as a whole, (iii) entered into any transaction other than transactions which (A) were in the ordinary course of business or (B) are not, individually or in the aggregate, material to the Company and its subsidiaries taken as a whole, or (iv) declared or paid any dividend on its capital stock other than (A) regular quarterly dividends on its Common Stock and (B) regular dividends, in the amounts and at the times specified in the Company's charter, on the Company's Preferred Stock.



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         (y) The Company (i) makes and keeps accurate books and records and (ii)
maintains internal accounting controls which provide reasonable assurance that
(A) transactions are executed in accordance with management's authorization, (B) transactions are recorded as necessary to permit preparation of its financial statements and to maintain accountability for its assets, (C) access to its assets is permitted only in accordance with management's authorization and (D) the reported accountability for its assets is compared with existing assets at reasonable intervals.

         (z) Neither the Company nor any of its Material Subsidiaries (i) is in violation of its charter or by-laws, (ii) is in default, nor has there occurred any event which, with notice or lapse of time or both, would constitute such a default, in the due performance or observance of any term, covenant or condition contained in any indenture, mortgage, deed of trust, loan agreement or other agreement or instrument to which it is a party or by which it is bound or to which any of its properties or assets is subject, (iii) is in violation of any law, ordinance, governmental rule, regulation or court decree to which it or its property or assets may be subject or (iv) has failed to obtain any license, permit, certificate, franchise or other governmental authorization or permit necessary to the ownership of its property or to the conduct of its business, which default, violation or failure referred to in (ii), (iii) or (iv) above is material to the Company and its subsidiaries taken as a whole.

         (aa) There has been no storage, disposal, generation, manufacture, refinement, transportation, handling or treatment of toxic wastes, medical wastes, hazardous wastes or hazardous substances by the Company or any of its subsidiaries (or, to the knowledge of the Company, any of their predecessors in interest) at, upon or from any of the property now or previously owned or leased by the Company or its subsidiaries in violation of any applicable law, ordinance, rule, regulation, order, judgment, decree or permit or which would require remedial action under any applicable law, ordinance, rule, regulation, order, judgment, decree or permit, except for any violation or remedial action which would not have, or could not be reasonably likely to have, singularly or in the aggregate with all such violations and remedial actions, a material adverse effect on the business, properties or condition (financial or other) of the Company and its subsidiaries taken as a whole; there has been no material spill, discharge, leak, emission, injection, escape, dumping or release of any kind onto such property or into the environment surrounding such property of any toxic wastes, medical wastes, solid wastes, hazardous wastes or hazardous substances due to or caused by the Company or any of its subsidiaries or with respect to which the Company or any of its subsidiaries have knowledge, except for any such spill, discharge, leak, emission, injection, escape, dumping or release which would not have or would not be reasonably likely to have, singularly or in the aggregate with all such spills, discharges, leaks, emissions, injections, escapes, dumpings and releases, a material adverse effect on the business, properties, or condition (financial or other) of the Company and its subsidiaries taken as a whole; and the terms "HAZARDOUS WASTES", "TOXIC WASTES", "HAZARDOUS SUBSTANCES" and "MEDICAL WASTES" shall have the meanings


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specified in any applicable local, state, federal and foreign laws or regulations with respect to environmental protection.

         (bb) Neither the Company nor any Material Subsidiary is, or, as of the Closing Date after giving effect to the transactions contemplated hereby and the application of the net proceeds therefrom as described in the Prospectus, will be, an "investment company" as defined in the Investment Company Act of 1940, as amended.

         (cc) The Company is a public utility holding company under The Public Utility Holding Company Act of 1935, as amended ("PUHCA") and is exempt from all regulation under PUHCA (other than under Section 9(a)(2) thereof) pursuant to the exemption from registration with the Commission set forth Section 3(a)(1) of PUHCA.

         (dd) Under Section 3(a)(4) of PUHCA and Rule 4 thereunder, (i) the Underwriters will be exempt from any obligation, duty, or liability imposed by PUHCA upon them, individually or collectively, as a holding company solely by reason of their purchase of the Shares pursuant to this Agreement (assuming that the Shares are being acquired in the ordinary course of the Underwriters' respective businesses as brokers, dealers underwriters with the bona fide intention of effecting the distribution thereof and that such distribution is effected within 12 months) and (ii) each Underwriter will be exempt from Section 9(a)(2) of PUHCA with respect to the acquisition of the Shares pursuant to this Agreement (assuming that such Underwriter intends to effect immediate distribution of the Shares purchased by it); it being understood, however, that the exemptions under Section 3(a)(4) and Rule 4, as described in (i) and (ii) above, are subject to termination by the Commission under Section 3(a) and Rule 6.

     Section 2. Purchase of the Stock by the Underwriters. On the basis of the representations and warranties contained in, and subject to the terms and conditions of, this Agreement, the Company agrees to sell 15,000,000 shares of the Firm Stock to the several Underwriters and each of the Underwriters, severally and not jointly, agrees to purchase the number of shares of the Firm Stock set forth opposite that Underwriter's name in Schedule 1 hereto. The respective purchase obligations of the Underwriters with respect to the Firm Stock shall be rounded among the Underwriters to avoid fractional shares, as the Representative may determine.

         In addition, the Company grants to the Underwriters an option to purchase up to 2,250,000 shares of Option Stock. Such option is granted for the purpose of covering over-allotments in the sale of Firm Stock and is exercisable as provided in Section 4 hereof. Shares of Option Stock shall be purchased severally for the account of the Underwriters in proportion to the number of shares of Firm Stock set forth opposite the name of such Underwriters in
Schedule 1 hereto, except that the Representative shall adjust, to the extent practicable, the respective purchase obligations of each Underwriter with respect to the Option Stock so that no Underwriter shall be obligated to purchase Option Stock other than in 100 share amounts.



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         The price of both the Firm Stock and any Option Stock shall be $12.994 per share.

         The Company shall not be obligated to deliver any of the Stock to be delivered on any Delivery Date (as hereinafter defined), except upon payment for all the Stock to be purchased on such Delivery Date as provided herein.

     Section 3.  Offering of Stock by the Underwriters.

         Upon authorization by the Representative of the release of the Firm Stock, the several Underwriters propose to offer the Firm Stock for sale upon the terms and conditions set forth in the Prospectus.

     Section 4. Delivery of and Payment for the Stock. Delivery of and payment for the Firm Stock shall be made at the offices of Thelen Reid & Priest LLP, 40 West 57th Street, New York, New York 10019, at 10:00 A.M., New York City time, on the fourth full business day following the date of this Agreement or at such other date or place as shall be determined by agreement between the Representative and the Company. This date and time are sometimes referred to as the "FIRST DELIVERY DATE." On the First Delivery Date, the Company shall deliver or cause to be delivered certificates representing the Firm Stock to the Representative for the account of each Underwriter against payment to or upon the order of the Company of the purchase price by wire transfer in immediately available funds. Time shall be of the essence, and delivery at the time and place specified pursuant to this Agreement is a further condition of the obligation of each Underwriter hereunder. Upon delivery, the Firm Stock shall be registered in such names and in such denominations as the Representative shall request in writing not less than two full business days prior to the First Delivery Date. For the purpose of expediting the checking and packaging of the certificates for the Firm Stock, the Company shall make the certificates representing the Firm Stock available for inspection by the Representative in New York, New York, not later than 2:00 P.M., New York City time, on the business day prior to the First Delivery Date.

         The option granted in Section 2 will expire 30 days after the date of this Agreement and may be exercised in whole or in part from time to time by written notice being given to the Company by the Representative. Such notice shall set forth the aggregate number of shares of Option Stock as to which the option is being exercised, the names in which the shares of Option Stock are to be registered, the denominations in which the shares of Option Stock are to be issued and the date and time, as determined by the Representative, when the shares of Option Stock are to be delivered; provided, however, that this date and time shall not be earlier than the First Delivery Date nor earlier than the second business day after the date on which the option shall have been exercised nor later than the fifth business day after the date on which the option shall have been exercised. The date and time the shares of Option Stock are delivered are sometimes referred to as a "SECOND DELIVERY DATE", and the First Delivery Date and any Second Delivery Date are sometimes each referred to as a "DELIVERY DATE".



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         Delivery of and payment for the Option Stock shall be made at the place specified in the first sentence of the first paragraph of this Section 4 (or at such other place as shall be determined by agreement between the Representative and the Company) at 10:00 A.M., New York City time, on such Second Delivery
Date. On such Second Delivery Date, the Company shall deliver or cause to be delivered the certificates representing the Option Stock to the Representative for the account of each Underwriter against payment to or upon the order of the Company of the purchase price by wire transfer in immediately available funds. Time shall be of the essence, and delivery at the time and place specified pursuant to this Agreement is a further condition of the obligation of each Underwriter hereunder. Upon delivery, the Option Stock shall be registered in such names and in such denominations as the Representative shall request in the aforesaid written notice. For the purpose of expediting the checking and packaging of the certificates for the Option Stock, the Company shall make the certificates representing the Option Stock available for inspection by the Representative in New York, New York, not later than 2:00 P.M., New York City time, on the business day prior to such Second Delivery Date.

     Section 5.  Further Agreements of the Company.  The Company agrees:

         (a) To prepare the Prospectus in a form approved by the Representative and to file such Prospectus pursuant to Rule 424(b) under the Securities Act not later than Commission's close of business on the second business day following the execution and delivery of this Agreement or, if applicable, such earlier time as may be required by Rule 430A(a)(3) under the Securities Act; to make no further amendment or any supplement to the Registration Statement or to the Prospectus except as permitted herein; to advise the Representative, promptly after it receives notice thereof, of the time when any amendment to the Registration Statement has been filed or becomes effective or any supplement to the Prospectus or any amended Prospectus has been filed and to furnish the Representative with copies thereof; to advise the Representative, promptly after it receives notice thereof, of the issuance by the Commission of any stop order or of any order preventing or suspending the use of any Preliminary Prospectus or the Prospectus, of the suspension of the qualification of the Stock for offering or sale in any jurisdiction, of the initiation or threatening of any proceeding for any such purpose, or of any request by the Commission for the amending or supplementing of the Registration Statement or the Prospectus or for additional information; and, in the event of the issuance of any stop order or of any order preventing or suspending the use of any Preliminary Prospectus or the Prospectus or suspending any such qualification, to promptly use its reasonable efforts, including, without limitation, making a written request, to obtain its withdrawal;

         (b) To furnish promptly to the Representative and to counsel for the Underwriters a true and correct copy of the signed Registration Statement as originally filed with the Commission, and each amendment thereto filed with the Commission, including all consents and exhibits filed therewith;



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         (c) To deliver promptly to the Representative such number of the following documents as the Representative shall reasonably request: (i) conformed copies of the Registration Statement as originally filed with the Commission and each amendment thereto (in each case excluding exhibits) and (ii) each Preliminary Prospectus, the Prospectus and any amended or supplemented Prospectus; and, if the delivery of a prospectus is required at any time after the Effective Time in connection with the offering or sale of the Stock or any other securities relating thereto and if at such time any events shall have occurred as a result of which the Prospectus as then amended or supplemented would include an untrue statement of a material fact or omit to state any material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made when such Prospectus is delivered, not misleading, or, if for any other reason it shall be necessary to amend or supplement the Prospectus in order to comply with the Securities Act, to notify the Representative and, upon their request, to prepare and furnish without charge to each Underwriter and to any dealer in securities as many copies as the Representative may from time to time reasonably request of an amended or supplemented Prospectus which will correct such statement or omission or effect such compliance; provided, however, that if the subject matter of any amendment or supplement to the Prospectus relates solely to activities of the Underwriters, then the Underwriters shall bear the expense of preparing and furnishing such amendment or supplement;

         (d) To file promptly with the Commission any amendment to the Registration Statement or the Prospectus or any supplement to the Prospectus that may, in the judgment of the Company or the Representative, be required by the Securities Act or requested by the Commission;

         (e) To give the Representative notice of its intention to file or prepare any amendment to the Registration Statement (including any filing under Rule 462(b)), or any amendment, supplement or revision to either the prospectus included in the Registration Statement at the time it became effective or to the Prospectus, whether pursuant to the Securities Act, the Exchange Act or otherwise, to furnish the Representative with copies of any such documents in a reasonable amount of time prior to such proposed filing or use, as the case may be, and, except as required by law, not to file or use any such document to which the Representative or counsel for the Underwriters shall reasonably object in writing;

         (f) As soon as practicable, to make generally available to the Company's security holders and to deliver to the Representative an earning statement of the Company and its subsidiaries which will satisfy the provisions of Section 11(a) of the Securities Act and Rule 158 of the Rules and Regulations;

         (g) Promptly from time to time to take such action as the Representative may reasonably request to qualify the Stock for offering and sale under the securities laws of such jurisdictions as the Representative may request and to comply with such laws so as to permit the continuance of sales and dealings therein in such jurisdictions for as long as may be necessary to complete the distribution of the Stock; provided that in connection therewith the Company shall not be required to qualify as a foreign corporation or to file a general consent to service of process in any jurisdiction or comply with any other requirement reasonably deemed by the Company to be unduly burdensome;

         (h) For a period of 90 days from the date of the Prospectus, not to, directly or indirectly, (1) offer for sale, sell, pledge or otherwise dispose of (or enter into any transaction or device which is designed to, or could be expected to, result in the disposition by any person at any time in the future
of) any shares of Common Stock or securities convertible into or exchangeable for Common Stock ((other than the Stock and shares issued pursuant to employee benefit plans, stock option plans or other employee and executive compensation plans existing on the date hereof, the Company's dividend reinvestment and direct stock purchase plan (so long as such issuances under the direct stock purchase plan component of the dividend reinvestment and direct stock purchase plan are in accordance with past practices) or in connection with a potential settlement of litigation with respect to AquaSource, Inc.)) or pursuant to currently outstanding options, warrants or rights), or sell or grant options, rights or warrants with respect to any shares of Common Stock or securities convertible into or exchangeable for Common Stock (other than as contemplated above), or (2) enter into any swap or other derivatives transaction that transfers to another, in whole or in part, any of the economic benefits or risks of ownership of such shares of Common Stock, whether any such transaction described in clause (1) or (2) above is to be settled by delivery of Common Stock or other securities, in cash or otherwise, in each case without the prior written consent of Lehman Brothers Inc. on behalf of the Underwriters; and to cause each executive officer and director of the Company to furnish to the Representative, prior to the First Delivery Date, a letter or letters, substantially in the form of Exhibit A hereto, pursuant to which each such person shall agree not to, directly or indirectly, (1) offer for sale, sell, pledge or otherwise dispose of (or enter into any transaction or device which is designed to, or could be expected to, result in the disposition by any person at any time in the future of) any shares of Common Stock or securities convertible into or exchangeable for Common Stock or (2) enter into any swap or other derivatives transaction that transfers to another, in whole or in part, any of the economic benefits or risks of ownership of such shares of Common Stock, whether any such transaction described in clause (1) or (2) above is to be settled by delivery of Common Stock or other securities, in cash or otherwise, in each case for a period of 40 days from the date of the Prospectus, without the prior written consent of Lehman Brothers Inc. on behalf of the Underwriters;

         (i) To apply for the listing of the Stock on the New York Stock Exchange, the Chicago Stock Exchange, and the Philadelphia Stock Exchange and to use its best efforts to complete and maintain that listing, subject only to official notice of issuance, and in the case of the Philadelphia Stock Exchange, subject to approval by the New York Stock Exchange, prior to the First Delivery Date;

         (j) To make any necessary filings with any other securities exchange on which the Common Stock is listed;

         (k) To apply the net proceeds from the sale of the Stock as set forth under "Use of Proceeds" in the Prospectus; and

         (l) Not to take, directly or indirectly, any action designed to cause or result in, or which constitutes or which might reasonably be expected to constitute, the stabilization or manipulation of the price of the shares of Common Stock (including the Stock) to facilitate the sale or resale of such shares.

     Section 6. Expenses. The Company agrees to pay (a) the costs incident to the authorization, issuance, sale and delivery of the Stock and any taxes payable in that connection; (b) the costs incident to the preparation, printing and filing under the Securities Act of the Registration Statement and any amendments and exhibits thereto; (c) the costs of distributing the Registration Statement as originally filed and each amendment thereto (including, in each case, exhibits), any Preliminary Prospectus, the Prospectus and any amendment or supplement to the Prospectus, including the costs incident to the preparation, filing, and printing thereof, all as provided in this Agreement; (d) the costs of producing and distributing this Agreement, the agreement among Underwriters and any other related documents in connection with the offering, purchase, sale and delivery of the Stock; (e) any applicable listing or similar fees; (f) the fees and expenses of qualifying the Stock under the securities laws of the several jurisdictions as provided in Section 5(g) and of preparing, printing and distributing a Blue Sky Memorandum (including related fees and expenses of counsel to the Underwriters); (g) the costs and expenses of the Company relating to investor presentations on any "ROAD SHOW" undertaken in connection with the marketing of the offering of the Stock, including, without limitation, expenses associated with the production of road show slides and graphics, fees and expenses of any consultants engaged in connection with the road show presentations with the prior approval of the Company, travel and lodging expenses of the representatives and officers of the Company and any such consultants, and the cost of any aircraft chartered in connection with the road show and (h) all other costs and expenses incident to the performance of the obligations of the Company under this Agreement; provided that, except as provided in this Section 6 and in Section 11 the Underwriters shall pay their own costs and expenses, including the costs and expenses of their counsel, any transfer taxes on the Stock which they may sell and the expenses of advertising any offering of the Stock made by the Underwriters.

     Section 7. Conditions of Underwriters' Obligations. The respective obligations of the Underwriters hereunder are subject to the accuracy, when made and on each Delivery Date, of the representations and warranties of the Company contained herein, to the performance by the Company of its obligations hereunder, and to each of the following additional terms and conditions:

         (a) The Prospectus shall have been timely filed with the Commission in accordance with Section 5(a); no stop order suspending the effectiveness of the Registration Statement or any part thereof shall have been issued and no proceeding for that purpose shall have been initiated or threatened by the

Commission; and any request of the Commission for inclusion of additional information in the Registration Statement or the Prospectus or otherwise shall have been complied with.

         (b) All corporate proceedings and other legal matters incident to the authorization, form and validity of this Agreement, the Stock, the Registration Statement and the Prospectus, and all other legal matters relating to this Agreement, the transactions contemplated hereby shall be reasonably satisfactory in all material respects to counsel for the Underwriters, and the Company shall have furnished to such counsel all documents and information that they may reasonably request to enable them to pass upon such matters.

         (c) David R. High, Esq., Vice President and General Counsel of the Company, shall have furnished to the Representative a written opinion, as counsel to the Company, addressed to the Underwriters and dated such Delivery Date, in form and substance reasonably satisfactory to the Representative, to the effect that:

               (i) The shares of the Stock being delivered on such Delivery Date to the Underwriters hereunder have been duly and validly authorized and, when issued and delivered against payment therefor will be duly and validly issued, fully paid and non-assessable;

               (ii) The Company has an authorized capitalization as set forth in the Prospectus, and all of the issued shares of capital stock of the Company have been duly and validly authorized and issued, are fully paid and non-assessable and conform to the description thereof contained in the Prospectus; and all of the issued shares of capital stock of each subsidiary of the Company have been duly and validly authorized and issued and are fully paid, non-assessable and are owned directly or indirectly by the Company, free and clear of all liens, encumbrances, equities or claims; provided, however, that in passing upon the valid issuance of and full payment for shares of Common Stock issued pursuant to employee benefit, shareholder and similar plans of the Company, such counsel may assume that the certificates therefor have been duly countersigned and registered by a transfer agent and registrar and may rely upon a certificate of an officer of the Company as to the sufficiency of the consideration received by the Company therefor and the calculation of such consideration in accordance with the authorization of the Board of Directors of the Company.

               (iii) The Company and each of its Material Subsidiaries have been duly incorporated or, in the case of DQE Energy Services, LLC, duly formed as a limited liability company, and are validly existing as corporations or, in the case of DQE Energy Services, LLC, a limited liability company in good standing under the laws of their respective jurisdictions of incorporation or formation, as the case may be, and are duly qualified to do business and are in good standing as foreign corporations or a foreign limited liability company, in each jurisdiction in which their respective ownership or lease of property or the conduct of their respective businesses requires such qualification, except to the extent that the failure to be so qualified would not reasonably be expected to have a material adverse effect on the business, properties and condition (financial or other) the Company and its subsidiaries, taken as a whole, and have all corporate and limited liability company power and authority necessary to own or hold their respective properties and conduct the businesses in which they are engaged;

               (iv) There are no preemptive or other rights to subscribe for or to purchase, nor any restriction upon the voting or transfer of, any shares of the Stock pursuant to the Company's charter or by-laws or any agreement or other instrument known to such counsel;

               (v) This Agreement has been duly authorized, executed and delivered by the Company;

               (vi) The statements made in the Prospectus under the caption "Description of DQE Capital Stock" accurately summarize in all material respects the provisions of the Company's Articles relating to the Stock, and the Stock conforms as to legal matters in all material respects to the description thereof contained therein and to the statements in regard thereto contained in the Registration Statement and the Prospectus;

               (vii) The documents incorporated by reference or deemed to be incorporated by reference in the Prospectus and the Registration Statement when they were filed with the Commission complied as to form in all material respects with the requirements of the Exchange Act;

               (viii) There are no statutes required to be described in or incorporated by reference in the Registration Statement or Prospectus that are not described or incorporated by reference; and there are no legal or governmental proceedings pending, or to the best of my knowledge, threatened that are required to be disclosed or incorporated by reference in the Registration Statement or the Prospectus, other than those disclosed or incorporated by reference;

               (ix) The Company has the corporate power and authority (i) to own, lease and operate its properties and to conduct its business as described in the Prospectus and (ii) to enter into, and perform its obligations under, this Agreement;

               (x) No facts have come to the attention of such counsel that have led him to believe that the Registration Statement, at the time it became effective, contained an untrue statement of a material fact or omitted to state any material fact required to be stated therein or necessary to make the statements therein not misleading or that the Prospectus, as of the date of the Prospectus Supplement and as of the date hereof, contained or contains an untrue statement of a material fact or omitted or omits to state a material fact necessary in order to make the statements therein, in light of the circumstances under which they were made, not misleading, except that such counsel need express no opinion or belief with respect to the financial statements, schedules and other financial and statistical data included or incorporated by reference in the Registration Statement or Prospectus (or excluded therefrom) or the exhibits to the Registration Statement;

               (xi) To the best of such counsel's knowledge and other than as set forth in the Prospectus, there are no legal or governmental proceedings pending to which the Company or any of its subsidiaries is a party or of which any property or assets of the Company or any of its subsidiaries is the subject which of a character required to be disclosed in the Registration Statement which is not adequately disclosed in the Final Prospectus; and, to the best of such counsel's knowledge, no such proceedings are threatened or contemplated by governmental authorities or threatened by others;

               (xii) To the best of such counsel's knowledge, there are no contracts, agreements or understandings between the Company and any person granting such person the right to require the Company to file a registration statement under the Securities Act with respect to any securities of the Company owned or to be owned by such person or to require the Company to include such securities in the securities registered pursuant to the Registration Statement or in any securities being registered pursuant to any other registration statement filed by the Company under the Securities Act;

               (xiii) The issue and sale of the shares of Stock being delivered on such Delivery Date by the Company pursuant to this Agreement, and the execution, delivery and compliance by the Company with all of the provisions of this Agreement and the consummation of the transactions contemplated hereby will not conflict with or result in a breach or violation of any of the terms or provisions of, or constitute a default under, any indenture, mortgage, deed of trust, loan agreement or other agreement or instrument known to such counsel to which the Company or any of its subsidiaries is a party or by which the Company or any of its subsidiaries is bound or to which any of the property or assets of the Company or any of its subsidiaries is subject, nor will such actions result in any violation of the provisions of the charter or by-laws of the Company or any statute or any order, rule or regulation known to such counsel to be applicable to the Company or any of its subsidiaries of any court or governmental agency or body having jurisdiction over the Company or any of its subsidiaries or any of their properties or assets;

               (xiv) To the best of such counsel's knowledge, there are no contracts or other documents which are required to be described in the Prospectus or filed as exhibits to the Registration Statement by the Securities Act or by the Rules and Regulations which have not been described or filed as exhibits to the Registration Statement;

               (xv) Except for the registration of the Stock under the Securities Act and such consents, approvals, authorizations, registrations or qualifications as may be required under the Exchange Act and applicable state securities laws in connection with the purchase and distribution of the Stock by the Underwriters (as to which counsel need express no opinion), no consent, approval, authorization or order of, or filing or registration with, any court or other governmental agency or body is required for the execution, delivery and performance by the Company of this Agreement and the consummation by the Company of the transactions contemplated hereby and thereby, except for such consents, approvals, authorizations, orders, filings or registrations as have been obtained or made;

         (d) Thelen Reid & Priest LLP shall have furnished to the Representative their written opinion, as counsel to the Company, addressed to the Underwriters and dated such Delivery Date, in form and substance reasonably satisfactory to the Representative, to the effect that:

               (i) The Registration Statement was declared effective under the Securities Act as of the date and time specified in such opinion, the Prospectus was filed with the Commission pursuant to the subparagraph of Rule 424(b) of the Rules and Regulations specified in such opinion on the date specified therein, and to the best of such counsel's knowledge, no stop order suspending the effectiveness of the Registration Statement has been issued and no proceeding for that purpose is pending or threatened by the Commission;

               (ii) The Registration Statement, at the time it became effective, and the Prospectus, as of the date of the Prospectus Supplement appeared on their face to be appropriately responsive in all material respects to the requirements of the Securities Act and the rules of and regulations promulgated thereunder, except that in each case we do not express any opinion as to the financial statements and schedules and other financial and statistical data included or incorporated by reference therein or excluded therefrom, or the exhibits thereto;

               (iii) The statements made in the Prospectus under the caption "Description of DQE Capital Stock" accurately summarize in all material respects the provisions of the Company's Articles relating to the Stock, and the Stock conforms as to legal matters in all material respects to the description thereof contained therein and to the statements in regard thereto contained in the Registration Statement and the Prospectus;

               (iv) The Company is a public utility holding company under PUHCA and is exempt from all regulation under PUHCA (other than under Section 9(a)(2) thereof) pursuant to the exemption from registration with the Commission set forth Section 3(a)(1) of PUHCA;

               (v) Under Section 3(a)(4) of PUHCA and Rule 4 thereunder, (i) the Underwriters will be exempt from any obligation, duty, or liability imposed by PUHCA upon them, individually or collectively, as a holding company solely by reason of their purchase of the Shares pursuant to this Agreement (assuming that the Shares are being acquired in the ordinary course of the Underwriters' respective businesses as brokers, dealers underwriters with the bona fide intention of effecting the distribution thereof and that such distribution is effected within 12 months) and (ii) each Underwriter will be exempt from Section 9(a)(2) of PUHCA with respect to the acquisition of the Shares pursuant to this Agreement (assuming that such Underwriter intends to effect immediate distribution of the Shares purchased by it); it being understood, however, that the exemptions under Section 3(a)(4) and Rule 4, as described in (i) and (ii) above, are subject to termination by the Commission under Section 3(a) and Rule 6;

               (vi) Except for the registration of the Stock under the Securities Act and such consents, approvals, authorizations, registrations or qualifications as may be required under the Exchange Act and applicable state securities laws in connection with the purchase and distribution of the Stock by the Underwriters (as to which counsel need express no opinion), no consent, approval, authorization or order of, or filing or registration with, any court or other governmental agency or body is required for the execution, delivery and performance by the Company of this Agreement and the consummation by the Company of the transactions contemplated hereby and thereby, except for such consents, approvals, authorizations, orders, filings or registrations as have been obtained or made;

               (vii) None of the Company, Duquesne Light Company, DQE Financial Corp. nor AquaSource, Inc. is an "investment company," as such term is defined in the Investment Company Act of 1940, as amended, and assuming application of the proceeds as described under "Use of Proceeds" in the Prospectus on the Delivery Date, the Company is not an "investment company within the meaning of that Act;

               In addition, the opinion of such counsel shall contain a statement to the effect that, based on conferences with officers and other representatives of the Company, counsel for the Company, representatives of the independent accountants of the Company and you and your counsel at which the contents of the Registration Statement and the Prospectus and related matters were discussed (but without any independent verification or check of the accuracy, completeness or fairness of the statements contained in the Registration Statement or the Prospectus or any responsibility therefor (except to the extent expressly stated in paragraph (iii) above)), no facts have come to the attention of such counsel that have led them to believe that the Registration Statement, at the time it became effective, contained an untrue statement of a material fact or omitted to state any material fact required to be stated therein or necessary to make the statements therein not misleading or that the Prospectus, as of the date of the Prospectus Supplement and as of the date of such opinion, contained or contains an untrue statement of a material fact or omitted or omits to state a material fact necessary in order to make the statements therein, in light of the circumstances under which they were made, not misleading, except such counsel need express no opinion or belief with respect to the financial statements, schedules and other financial and statistical data included or incorporated by reference in the Registration Statement and Prospectus (or excluded therefrom) or the exhibits to the Registration Statement.

         In rendering such opinion, such counsel may state that their opinion is limited to matters governed by the Federal laws of the United States of America and the laws of the State of New York.

         (e) The Representative shall have received from Skadden, Arps, Slate, Meagher & Flom LLP, counsel for the Underwriters, such opinion or opinions, dated such Delivery Date, with respect to the issuance and sale of the Stock, the Registration Statement, the Prospectus and other related matters as the Representative may reasonably require, and the Company shall have furnished to such counsel such documents as they reasonably request for the purpose of enabling them to pass upon such matters.

         (f) At the time of execution of this Agreement, the Representative shall have received from Deloitte & Touche LLP a letter, in form and substance satisfactory to the Representative, addressed to the Underwriters and dated the date hereof (i) confirming that they are independent public accountants within the meaning of the Securities Act and are in compliance with the applicable requirements relating to the qualification of accountants under Rule 2-01 of Regulation S-X of the Commission and (ii) stating, as of the date hereof (or, with respect to matters involving changes or developments since the respective dates as of which specified financial information is given in the Prospectus, as of a date not more than five days prior to the date hereof), the conclusions and findings of such firm with respect to the financial information and other matters ordinarily covered by accountants' "COMFORT LETTERS" to underwriters in connection with registered public offerings.

         (g) With respect to the letter of Deloitte & Touche LLP referred to in the preceding paragraph and delivered to the Representative concurrently with the execution of this Agreement (the "INITIAL LETTERS"), the Company shall have furnished to the Representative a letter (the "BRING-DOWN LETTER") of such accountants, addressed to the Underwriters and dated such Delivery Date (i) confirming that they are independent public accountants within the meaning of the Securities Act and are in compliance with the applicable requirements relating to the qualification of accountants under Rule 2-01 of Regulation S-X of the Commission, (ii) stating, as of the date of the bring-down letter (or, with respect to matters involving changes or developments since the respective dates as of which specified financial information is given in the Prospectus, as of a date not more than five days prior to the date of the bring-down letter), the conclusions and findings of such firm with respect to the financial information and other matters covered by the initial letters and (iii) confirming in all material respects the conclusions and findings set forth in the initial letter.

         (h) The Company shall have furnished to the Representative a certificate of the Company, dated such Delivery Date, of (i) its Chairman of the Board, its President, a Vice President, or its Treasurer and (ii) any Vice President (other than any Vice President signatory to such certificate pursuant to sub-section (i) immediately above) having responsibilities for financial and accounting matters of the Company that:

               (i) The representations, warranties and agreements of the Company in Section 1 are true and correct as of such Delivery Date and the Company has complied with all its agreements contained herein and the conditions set forth in Sections 7(a), 7(i) and 7(j) have been fulfilled; and

               (ii) They have carefully examined the Registration Statement and the Prospectus and, in their opinion (A) as of the Effective Date, the Registration Statement and Prospectus did not include any untrue statement of a material fact and did not omit to state a material fact required to be stated therein or necessary to make the statements therein not misleading, and (B) since the Effective Date no event has occurred which should have been set forth in a supplement or amendment to the Registration Statement or the Prospectus.

         (i) Neither the Company nor any of its subsidiaries shall have sustained since the date of the latest audited financial statements included in the Prospectus (A) any loss or interference with its business from fire, explosion, flood or other calamity, whether or not covered by insurance, or from any labor dispute or court or governmental action, order or decree, otherwise than as set forth or contemplated in the Prospectus or (B) since such date there shall not have been any material adverse change in the business, properties or condition (financial or other) of the Company nor shall there have been any development reasonably likely to result in a material adverse effect on the business, properties or condition (financial or other) of the Company and its subsidiaries, taken as a whole, otherwise than as set forth or contemplated in the Prospectus, the effect of which, in any such case described in clause (A) or
(B), is, in the judgment of the Representative, so material and adverse as to make it impracticable or inadvisable to proceed with the public offering or the delivery of the Stock being delivered on such Delivery Date on the terms and in the manner contemplated in the Prospectus.

         (j) Subsequent to the execution and delivery of this Agreement (i) no downgrading shall have occurred in the rating accorded the Company's or Duquesne Light Company's debt securities by any "nationally recognized statistical rating organization", as that term is defined by the Commission for purposes of Rule 436(g)(2) of the Rules and Regulations and (ii) no such organization shall have publicly announced that it has under surveillance or review, with possible negative implications, its rating of any of the Company's or any of its subsidiaries' debt securities.

         (k) Subsequent to the execution and delivery of this Agreement there shall not have occurred any of the following: (i) trading in securities generally on the New York Stock Exchange or the American Stock Exchange or in the over-the-counter market, or trading in any securities of the Company on any exchange or in the over-the-counter market, shall have been suspended or the settlement of such trading generally shall have been materially disrupted or minimum prices shall have been established on any such exchange or such market by the Commission, by such exchange or by any other regulatory body or governmental authority having jurisdiction, (ii) a banking moratorium shall have been declared by Federal or state authorities, (iii) the United States shall have become engaged in hostilities (other than hostilities arising prior to the date hereof), there shall have been an escalation in hostilities involving the United States, there shall have been a declaration of a national emergency or war by the United States or (i) there shall have occurred such a material adverse change in general domestic or international economic, political or financial conditions, including without limitation as a result of terrorist activities after the date hereof, the effect of which on the financial markets in the United States shall be such as to make it, in the judgment of the Representative, impracticable or inadvisable to proceed with the public offering or delivery of the Stock being delivered on such Delivery Date on the terms and in the manner contemplated in the Prospectus.

         (l) The New York Stock Exchange, Inc., the Chicago Stock Exchange, and the Philadelphia Stock Exchange shall have approved the Stock for listing, subject only to official notice of issuance, and in the case of the Philadelphia Stock Exchange, subject to approval by the New York Stock Exchange, prior to the First Delivery Date.

         (m) The Representative shall have received from each executive officer and director of the Company an executed letter in the form of Exhibit A pursuant to Section 5(h) hereto.

         All opinions, letters, evidence and certificates mentioned above or elsewhere in this Agreement shall be deemed to be in compliance with the provisions hereof only if they are in form and substance reasonably satisfactory to counsel for the Underwriters.

     Section 8.  Indemnification and Contribution.

         (a) The Company shall indemnify and hold harmless each Underwriter, its officers and employees and each person, if any, who controls any Underwriter within the meaning of the Securities Act, from and against any loss, claim, damage or liability, joint or several, or any action in respect thereof (including, but not limited to, any loss, claim, damage, liability or action relating to purchases and sales of Stock), to which that Underwriter, officer, employee or controlling person may become subject, under the Securities Act or otherwise, insofar as such loss, claim, damage, liability or action arises out of, or is based upon, (i) any untrue statement or alleged untrue statement of a material fact contained (A) in any Preliminary Prospectus, the Registration Statement or the Prospectus or in any amendment or supplement thereto, or (B) in any materials or information provided to investors by, or with the approval of, the Company in connection with the marketing of the offering of the Stock ("MARKETING MATERIALS"), including any road show or investor presentations made to investors by the Company (whether in person or electronically), (ii) the omission or alleged omission to state in any Preliminary Prospectus, the Registration Statement or the Prospectus, or in any amendment or supplement thereto, or in any Marketing Materials, any material fact required to be stated therein or necessary to make the statements therein not misleading, or (iii) any act or failure to act or any alleged act or failure to act by any Underwriter in connection with, or relating in any manner to, the Stock or the offering contemplated hereby, and that is included as part of or referred to in any loss, claim, damage, liability or action arising out of or based upon matters covered by clause (i) or (ii) above (provided, that the Company shall not be liable under this clause (iii) to the extent that it is determined in a final judgment by a court of competent jurisdiction that such loss, claim, damage, liability or action resulted directly from any such acts or failures to act undertaken or omitted to be taken by such Underwriter through its gross negligence or willful misconduct), and shall reimburse each Underwriter and each such officer, employee or controlling person promptly upon demand for any legal or other expenses reasonably incurred by that Underwriter, officer, employee or controlling person in connection with investigating or defending or preparing to defend against any such loss, claim, damage, liability or action as such expenses are incurred; provided, however, that the Company shall not be liable in any such case to the extent that any such loss, claim, damage, liability or action arises out of, or is based upon, any untrue statement or alleged untrue statement or omission or alleged omission made in any Preliminary Prospectus, the Registration Statement or the Prospectus, or in any such amendment or supplement, in reliance upon and in conformity with written information concerning such Underwriter furnished to the Company through the Representative by or on behalf of any Underwriter specifically for inclusion therein which information consists solely of the information specified in Section 8(e); provided, however, that the Company shall not be liable to any Underwriter or any officers, employees or controlling persons under the indemnity agreement in this Section 8 to the extent, but only to the extent, that (w) such loss, claim, damage, or liability of such Underwriter results from an untrue statement of a material fact or an omission of a material fact contained in the Preliminary Prospectus, which untrue statement or omission was corrected in the Prospectus dated the Effective Date (the "FINAL PROSPECTUS") and (x) the Company had previously furnished sufficient quantities of the Final Prospectus to the Underwriters within a reasonable amount of time prior to sale or confirmation, and (y) such Underwriter failed to deliver the Final Prospectus, if required by law to have so delivered it, and such delivery would have been a complete defense against the person asserting such loss, claim, liability, expense or damage. The foregoing indemnity agreement is in addition to any liability that the Company may otherwise have to any Underwriter or to any officer, employee or controlling person of that Underwriter.

         (b) Each Underwriter, severally and not jointly, shall indemnify and hold harmless the Company, its officers and employees, each of its directors, and each person, if any, who controls the Company within the meaning of the Securities Act, from and against any loss, claim, damage or liability, joint or several, or any action in respect thereof, to which the Company or any such director, officer or controlling person may become subject, under the Securities Act or otherwise, insofar as such loss, claim, damage, liability or action arises out of, or is based upon, (i) any untrue statement or alleged untrue statement of a material fact contained in any Preliminary Prospectus, the Registration Statement or the Prospectus or in any amendment or supplement thereto, or (ii) the omission or alleged omission to state in any Preliminary Prospectus, the Registration Statement or the Prospectus, or in any amendment or supplement thereto, any material fact required to be stated therein or necessary to make the statements therein not misleading, but in each case only to the extent that the untrue statement or alleged untrue statement or omission or alleged omission was made in reliance upon and in conformity with written information concerning such Underwriter furnished to the Company through the Representative by or on behalf of that Underwriter specifically for inclusion therein, and shall reimburse the Company and any such director, officer or controlling person for any legal or other expenses reasonably incurred by the Company or any such director, officer or controlling person in connection with investigating or defending or preparing to defend against any such loss, claim, damage, liability or action as such expenses are incurred. The foregoing indemnity agreement is in addition to any liability which any Underwriter may otherwise have to the Company or any such director, officer, employee or controlling person.

         (c) Promptly after receipt by an indemnified party under this Section 8 of notice of any claim or the commencement of any action, the indemnified party shall, if a claim in respect thereof is to be made against the indemnifying party under this Section 8, notify the indemnifying party in writing of the claim or the commencement of that action; provided, however, that the failure to notify the indemnifying party shall not relieve it from any liability which it may have under this Section 8 except to the extent it has been materially prejudiced by such failure and, provided further, that the failure to notify the indemnifying party shall not relieve it from any liability which it may have to an indemnified party otherwise than under this Section 8. If any such claim or action shall be brought against an indemnified party, and it shall notify the indemnifying party thereof, the indemnifying party shall be entitled to participate therein and, to the extent that it wishes, jointly with any other similarly notified indemnifying party, to assume the defense thereof with counsel reasonably satisfactory to the indemnified party. After notice from the indemnifying party to the indemnified party of its election to assume the defense of such claim or action, the indemnifying party shall not be liable to the indemnified party under this Section 8 for any legal or other expenses subsequently incurred by the indemnified party in connection with the defense thereof other than reasonable costs of investigation; provided, however, that the Representative shall have the right to employ counsel to represent jointly the Representative and those other Underwriters and their respective officers, employees and controlling persons who may be subject to liability arising out of any claim in respect of which indemnity may be sought by the Underwriters against the Company under this Section 8 if, in the reasonable judgment of the Representative, it is advisable for the Representative and those Underwriters, officers, employees and controlling persons to be jointly represented by separate counsel, and in that event the fees and expenses of such separate counsel shall be paid by the Company (provided, that the Company shall not be liable for the fees and expenses of more than one such counsel in addition to one local counsel). No indemnifying party shall (i) without the prior written consent of the indemnified parties (which consent shall not be unreasonably withheld), settle or compromise or consent to the entry of any judgment with respect to any pending or threatened claim, action, suit or proceeding in respect of which indemnification or contribution may be sought hereunder (whether or not the indemnified parties are actual or potential parties to such claim or action) unless such settlement, compromise or consent includes an unconditional release of each indemnified party from all liability arising out of such claim, action, suit or proceeding, or (ii) be liable for any settlement of any such action effected without its written consent (which consent shall not be unreasonably withheld), but if settled with the consent of the indemnifying party or if there be a final judgment of the plaintiff in any such action, the indemnifying party agrees to indemnify and hold harmless any indemnified party from and against any loss or liability by reason of such settlement or judgment.

         (d) If the indemnification provided for in this Section 8 shall for any reason be unavailable to or insufficient to hold harmless an indemnified party under Section 8(a) or 8(b) in respect of any loss, claim, damage or liability, or any action in respect thereof, referred to therein, then each indemnifying party shall, in lieu of indemnifying such indemnified party, contribute to the amount paid or payable by such indemnified party as a result of such loss, claim, damage or liability, or action in respect thereof, (i) in such proportion as shall be appropriate to reflect the relative benefits received by the Company on the one hand and the Underwriters on the other from the offering of the Stock or (ii) if the allocation provided by clause (i) above is not permitted by applicable law, in such proportion as is appropriate to reflect not only the relative benefits referred to in clause (i) above but also the relative fault of the Company on the one hand and the Underwriters on the other with respect to the statements or omissions which resulted in such loss, claim, damage or liability, or action in respect thereof, as well as any other relevant equitable considerations. The relative benefits received by the Company on the one hand and the Underwriters on the other with respect to such offering shall be deemed to be in the same proportion as the total net proceeds from the offering of the Stock purchased under this Agreement (before deducting expenses) received by the Company, on the one hand, and the total underwriting discounts and commissions received by the Underwriters with respect to the shares of the Stock purchased under this Agreement, on the other hand, bear to the total gross proceeds from the offering of the shares of the Stock under this Agreement, in each case as set forth in the table on the cover page of the Prospectus. The relative fault shall be determined by reference to whether the untrue or alleged untrue statement of a material fact or omission or alleged omission to state a material fact relates to information supplied by the Company or the Underwriters, the intent of the parties and their relative knowledge, access to information and opportunity to correct or prevent such statement or omission. The Company and the Underwriters agree that it would not be just and equitable if contributions pursuant to this Section were to be determined by pro rata allocation (even if the Underwriters were treated as one entity for such purpose) or by any other method of allocation which does not take into account the equitable considerations referred to herein. The amount paid or payable by an indemnified party as a result of the loss, claim, damage or liability, or action in respect thereof, referred to above in this Section shall be deemed to include, for purposes of this Section 8(d), any legal or other expenses reasonably incurred by such indemnified party in connection with investigating or defending any such action or claim. Notwithstanding the provisions of this Section 8(d), no Underwriter shall be required to contribute any amount in excess of the amount by which the total price at which the Stock underwritten by it and distributed to the public was offered to the public exceeds the amount of any damages which such Underwriter has otherwise paid or become liable to pay by reason of any untrue or alleged untrue statement or omission or alleged omission. No person guilty of fraudulent misrepresentation (within the meaning of Section 11(f) of the Securities Act) shall be entitled to contribution from any person who was not guilty of such fraudulent misrepresentation. The Underwriters' obligations to contribute as provided in this Section 8(d) are several in proportion to their respective underwriting obligations and not joint.

         (e) The Underwriters severally confirm and the Company acknowledges that the concession and reallowance figures appearing in the fourth paragraph under the caption "Underwriting" in the Prospectus and the information contained under the caption "Underwriting" in the Preliminary Prospectus and Prospectus as follows: (i) the seventh paragraph; (ii) the last sentence of the eighth paragraph; (iii) the ninth paragraph, with respect to the Underwriters only; and
(iv) the thirteenth and fourteenth paragraphs, with respect to the Underwriters only, constitute the only information furnished to the Company by or on behalf of the Underwriters for inclusion in the Registration Statement, Prospectus and Preliminary Prospectus.

     Section 9.  Defaulting Underwriters.

         If, on either Delivery Date, any Underwriter defaults in the performance of its obligations under this Agreement, the remaining non-defaulting Underwriters shall be obligated to purchase the Stock which the defaulting Underwriter agreed but failed to purchase on such Delivery Date in the respective proportions which the number of shares of the Firm Stock set opposite the name of each remaining non-defaulting Underwriter in Schedule 1 hereto bears to the total number of shares of the Firm Stock set opposite the names of all the remaining non-defaulting Underwriters in Schedule 1 hereto; provided, however, that the remaining non-defaulting Underwriters shall not be obligated to purchase any of the Stock on such Delivery Date if the total number of shares of the Stock which the defaulting Underwriter or Underwriters agreed but failed to purchase on such date exceeds 9.09% of the total number of shares of the Stock to be purchased on such Delivery Date, and any remaining non-defaulting Underwriter shall not be obligated to purchase more than 110% of the number of shares of the Stock which it agreed to purchase on such Delivery Date pursuant to the terms of Section 3. If the foregoing maximums are exceeded, the remaining non-defaulting Underwriters, or those other underwriters satisfactory to the Representative who so agree, shall have the right, but shall not be obligated, to purchase, in such proportion as may be agreed upon among them, all the Stock to be purchased on such Delivery Date. If the remaining Underwriters or other underwriters satisfactory to the Representative do not elect to purchase the shares which the defaulting Underwriter or Underwriters agreed but failed to purchase on such Delivery Date, this Agreement (or, with respect to the Second Delivery Date, the obligation of the Underwriters to purchase, and of the Company to sell, the Option Stock) shall terminate without liability on the part of any non-defaulting Underwriter or the Company, except that the Company will continue to be liable for the payment of expenses to the extent set forth in Sections 6 and 11. As used in this Agreement, the term "UNDERWRITER" includes, for all purposes of this Agreement unless the context requires otherwise, any party not listed in Schedule 1 hereto who, pursuant to this Section 9, purchases Stock which a defaulting Underwriter agreed but failed to purchase.

         Nothing contained herein shall relieve a defaulting Underwriter of any liability it may have to the Company for damages caused by its default. If other underwriters are obligated or agree to purchase the Stock of a defaulting or withdrawing Underwriter, either the Representative or the Company may postpone the Delivery Date for up to seven full business days in order to effect any changes that in the opinion of counsel for the Company or counsel for the Underwriters may be necessary in the Registration Statement, the Prospectus or in any other document or arrangement.

     Section 10. Termination. The obligations of the Underwriters hereunder may be terminated by the Representative by notice given to and received by the Company prior to delivery of and payment for the Firm Stock if, prior to that time, any of the events described in Sections 7(i), 7(j) or 7(k), shall have occurred or if the Underwriters shall decline to purchase the Stock for any reason permitted under this Agreement.

     Section 11. Reimbursement of Underwriters' Expense. If the Company shall fail to tender the Stock for delivery to the Underwriters by reason of any failure, refusal or inability on the part of the Company to perform any agreement on its part to be performed, or because any other condition of the Underwriters' obligations hereunder required to be fulfilled by the Company is not fulfilled, the Company will reimburse the Underwriters for all reasonable out-of-pocket expenses (including fees and disbursements of counsel) incurred by the Underwriters in connection with this Agreement and the proposed purchase of the Stock, and upon demand the Company shall pay the full amount thereof to the Representative. If this Agreement is terminated pursuant to Section 9 by reason of the default of one or more Underwriters, the Company shall not be obligated to reimburse any defaulting Underwriter on account of those expenses.

     Section 12. Notices, Etc. All statements, requests, notices and agreements hereunder shall be in writing, and:

         (a) if to the Underwriters, shall be delivered or sent by mail, telex or facsimile transmission to Lehman Brothers Inc., 1285 Avenue of the Americas, 13th Floor, New York, New York 10019, Attention: Syndicate Registration Department (Fax: 212-526-0943), with a copy, in the case of any notice pursuant to Section 8(c), to the Director of Litigation, Office of the General Counsel, Lehman Brothers Inc., 399 Park Avenue, 10th Floor, New York, NY 10022;

         (b) if to the Company, shall be delivered or sent by mail, telex or facsimile transmission to 411 Seventh Avenue, P.O. Box 1930, Pittsburgh, Pennsylvania, 15219, attention of the Treasurer (Fax: 412-393-1187) and also attention of the Company's General Counsel (Fax: 412-393-5539);

         (c) provided, however, that any notice to an Underwriter pursuant to
Section 8(c) shall be delivered or sent by mail, telex or facsimile transmission to such Underwriter at its address set forth in its acceptance telex to the Representative, which address will be supplied to any other party hereto by the Representative upon request. Any such statements, requests, notices or agreements shall take effect at the time of receipt thereof. The Company shall be entitled to act and rely upon any request, consent, notice or agreement given or made on behalf of the Underwriters by Lehman Brothers Inc. on behalf of the Representative.

     Section 13. Persons Entitled to Benefit of Agreement. This Agreement shall inure to the benefit of and be binding upon the Underwriters, the Company, and their respective successors. This Agreement and the terms and provisions hereof are for the sole benefit of only those persons, except that (A) the representations, warranties, indemnities and agreements of the Company contained in this Agreement shall also be deemed to be for the benefit of the person or persons, if any, who control any Underwriter within the meaning of Section 15 of the Securities Act and (B) the indemnity agreement of the Underwriters contained in Section 8(b) of this Agreement shall be deemed to be for the benefit of directors of the Company, officers of the Company who have signed the Registration Statement and any person controlling the Company within the meaning of Section 15 of the Securities Act. Nothing in this Agreement is intended or shall be construed to give any person, other than the persons referred to in this Section 13, any legal or equitable right, remedy or claim under or in respect of this Agreement or any provision contained herein.

     Section 14. Survival. The respective indemnities, representations, warranties and agreements of the Company and the Underwriters contained in this Agreement or made by or on behalf on them, respectively, pursuant to this Agreement, shall survive the delivery of and payment for the Stock and shall remain in full force and effect, regardless of any investigation made by or on behalf of any of them or any person controlling any of them.

     Section 15. Construction. Whenever used herein, "or" shall include both the conjunctive and disjunctive, "any" shall mean "one or more," and "including" shall mean "including without limitation."

     Section 16. Definition of the Terms "BUSINESS DAY," "SUBSIDIARY" and "MATERIAL Subsidiary". For purposes of this Agreement, (a) "BUSINESS DAY" means each Monday, Tuesday, Wednesday, Thursday or Friday which is not a day on which banking institutions in New York are generally authorized or obligated by law or executive order to close (B) "SUBSIDIARY" has the meaning set forth in Rule 405 of the Rules and Regulations and (c) "MATERIAL SUBSIDIARY" means Duquesne Light Company, AquaSource, Inc., DQE Energy Services LLC, DQE Financial Corp., DQE Enterprises Inc., and DQE Capital Corporation.

     Section 17. Governing Law. This Agreement shall be governed by and construed in accordance with the laws of New York.

     Section 18. Counterparts. This Agreement may be executed in one or more counterparts and, if executed in more than one counterpart, the executed counterparts shall each be deemed to be an original but all such counterparts shall together constitute one and the same instrument.

     Section 19. Headings. The headings herein are inserted for convenience of reference only and are not intended to be part of, or to affect the meaning or interpretation of, this Agreement.

         If the foregoing correctly sets forth the agreement between the Company and the Underwriters, please indicate your acceptance in the space provided for that purpose below.

Very Truly yours,



DQE, INC.



By: /s/ Frosina C. Cordisco
    -----------------------
Name: Frosina C. Cordisco
      -------------------

Title: Vice President & Treasurer
       --------------------------

Accepted:

LEHMAN BROTHERS INC.
For itself as Representative

of the several Underwriters named
in Schedule 1 hereto

By LEHMAN BROTHERS INC.

By: Joseph G. Sauvage
    -----------------
Authorized Representative

                                   SCHEDULE 1

                                                      Number of Shares of Firm
Underwriters                                          Stock to be Purchased
                                                      ------------------------

Lehman Brothers Inc.............................      8,606,250
Salomon Smith Barney Inc........................      1,575,000
Morgan Stanley & Co. Incorporated...............      1,575,000
Goldman, Sachs & Co.............................      1,181,250
ABN AMRO Rothschild LLC.........................        412,500
M.R. Beal & Company.............................        412,500
Jefferies & Company, Inc........................        412,500
Legg Mason Wood Walker, Incorporated............        412,500
Tokyo-Mitsubishi International plc..............        412,500

TOTAL............................................    15,000,000

                                                                     EXHIBIT A

                            LOCK-UP LETTER AGREEMENT



LEHMAN BROTHERS INC.
As Representative of the several
  Underwriters
c/o Lehman Brothers Inc.
745 Seventh Avenue
New York, New York  10019

Dear Sirs:

         The undersigned understands that you and certain other firms propose to enter into an Underwriting Agreement (the "UNDERWRITING AGREEMENT") providing for the purchase by you and such other firms (the "UNDERWRITERS") of shares (the "SHARES") of Common Stock, no par value (the "COMMON STOCK"), of DQE, Inc., a Pennsylvania corporation (the "COMPANY"), and that the Underwriters propose to reoffer the Shares to the public (the "OFFERING").

         In consideration of the execution of the Underwriting Agreement by the Underwriters, and for other good and valuable consideration, the undersigned hereby irrevocably agrees that, without the prior written consent of Lehman Brothers Inc., on behalf of the Underwriters, the undersigned will not, directly or indirectly, (1) offer for sale, sell, pledge, or otherwise dispose of (or enter into any transaction or device that is designed to, or could be expected to, result in the disposition by any person at any time in the future of) any shares of Common Stock (including, without limitation, shares of Common Stock that may be deemed to be beneficially owned by the undersigned in accordance with the rules and regulations of the Securities and Exchange Commission and shares of Common Stock that may be issued upon exercise of any option or warrant) or securities convertible into or exchangeable for Common Stock owned by the undersigned on the date of execution of this Lock-Up Letter Agreement or on the date of the completion of the Offering, or (2) enter into any swap or other derivatives transaction that transfers to another, in whole or in part, any of the economic benefits or risks of ownership of such shares of Common Stock, whether any such transaction described in clause (1) or (2) above is to be settled by delivery of Common Stock or other securities, in cash or otherwise, for a period of 40 days after the date of the final Prospectus relating to the Offering.

         In furtherance of the foregoing, the Company and its Transfer Agent are hereby authorized to decline to make any transfer of securities if such transfer would constitute a violation or breach of this Lock-Up Letter Agreement.

         It is understood that, if the Company notifies you that it does not intend to proceed with the Offering, if the Underwriting Agreement does not become effective, or if the Underwriting Agreement (other than the provisions thereof which survive termination) shall terminate or be terminated prior to payment for and delivery of the Shares, the undersigned we will be released from its obligations under this Lock-Up Letter Agreement.

         The undersigned understands that the Company and the Underwriters will proceed with the Offering in reliance on this Lock-Up Letter Agreement.

         Whether or not the Offering actually occurs depends on a number of factors, including market conditions. Any Offering will only be made pursuant to an Underwriting Agreement, the terms of which are subject to negotiation between the Company and the Underwriters.

         The undersigned hereby represents and warrants that the undersigned has full power and authority to enter into this Lock-Up Letter Agreement and that, upon request, the undersigned will execute any additional documents necessary in connection with the enforcement hereof. Any obligations of the undersigned shall be binding upon the heirs, personal representatives, successors and assigns of the undersigned.

                              Very truly yours,


                              By:______________________________
                                  Name:
                                  Title:


Dated:  June   , 2002